Exhibit 99.1

MaxPoint Interactive Announces First Quarter 2015 Earnings Results

Revenue increases 87% and Revenue ex-TAC increases 90% from First Quarter 2014

RALEIGH, N.C. — May 13, 2015—MaxPoint (NYSE: MXPT), the company that helps manufacturers and retailers generate in-store sales with its innovative Digital Zip® technology, today announced its financial results for the quarter ended March 31, 2015.

Financial Highlights:

•                  Revenue of $28.7 million increased 87% in the first quarter of 2015, compared to $15.4 million for the first quarter of 2014.

•                  Revenue ex-TAC1 of $16.8 million increased 90% in the first quarter of 2015, compared to $8.8 million for the first quarter of 2014.

•                  Net loss of $8.1 million in the first quarter of 2015 compared to $4.2 million for the first quarter of 2014.

•                  Adjusted EBITDA1 of $(5.2) million in the first quarter of 2015 compared to $(3.1) million for the first quarter of 2014.

•                  Net loss per basic and diluted share of $0.90 in the first quarter of 2015 compared to $1.11 for the first quarter of 2014.

•                  Non-GAAP net loss per basic and diluted share1  of $0.37 in the first quarter of 2015 compared to $0.21 for the first quarter of 2014.

“We had a very solid quarter and start to the year,” said Joe Epperson, MaxPoint’s co-founder and CEO. “We continue to demonstrate our ability to advance our business and gain market share within our industry as evidenced by our growth in revenue and number of enterprise customers. We are as focused as ever on increasing shareholder value since our initial public offering in March of this year.”

First Quarter Operating Highlights:

•                  Our total number of enterprise customers1 increased to 529 in the first quarter, up 62% from 326 for the first quarter of 2014.

•                  During the quarter, non-display advertising, which includes mobile, video and social, accounted for 24% of revenue, up from 20% of revenue in the first quarter of 2014.

•                  We enhanced our mapping and targeting capabilities of our platform from 34,000 Digital Zips to 44,000 Digital Zips in the United States.

•                  We partnered with Software Paradigms International Group, LLC (SPI) to further enable our customers to connect their multichannel, store-level sales and inventory data to our platform to leverage this store-level intelligence in concert with marketing programs and measurable results.

Business Outlook

The following forward-looking statements reflect MaxPoint’s expectations as of May 13, 2015.

Second Quarter 2015 Guidance:

•                  Revenue ex-TAC1 for the second quarter ending June 30, 2015 is expected to be between $21.2 million and $22.6 million.

•                  Adjusted EBITDA1 for the second quarter ending June 30, 2015 is expected to be between ($3.6) million and ($3.0) million.

Fiscal Year 2015 Guidance:

•                  Revenue ex-TAC1 for the fiscal year ending December 31, 2015 is expected to be between $91.5 million and $93.0 million.

•                  Adjusted EBITDA1 for the fiscal year ending December 31, 2015 is expected to be between ($15.5) million and ($14.5) million.

1  Represents a Non-GAAP financial measure or operating performance metric. Please see the discussion below under the heading “Non-GAAP Financial Measures and Operating Performance Metrics” and the reconciliations that follow within this release.

Conference Call

The Company will host a conference call today, Wednesday, May 13, 2015 at 4:30PM ET to discuss these results.

The conference call can be accessed at (877) 201-0168, conference ID #34472815.  The call will also be webcast simultaneously at http://ir.maxpoint.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such statements including, but not limited to, our limited operating history, particularly as a newly public company, which makes it difficult to evaluate our current business and future prospects; our ability to achieve or sustain profitability; our ability to attract new customers or increase the allocation of our existing customers’ marketing spend to us; our ability to develop new products and services or enhance our existing products and services; the effects of increased competition in our market and our ability to compete effectively; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning privacy and data protection; the seasonality of our business; our dependence on the continued growth of the digital advertising market; our ability to maintain a supply of media inventory or impressions; our ability to retain key employees and attract additional key employees; our ability to maintain effective internal controls; our recognition of revenue from customer subscriptions over the term of the customer agreements and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 dated March 5, 2015. Additional information will also be provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements are only as of the date of this press release. Except as required by law, we disclaim any obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures and Operating Performance Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we use the following Non-GAAP financial measures: Revenue ex-TAC, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per basic and diluted share. We also use number of enterprise customers, which is an operating performance metric. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period performance. Our management believes that these Non-GAAP financial measures provide meaningful supplemental information regarding our results by (1) excluding certain expenses and charges that may not be indicative of our recurring core business activities; and (2) providing information for comparable periods that help both management and investors assess our operating performance. We believe these Non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and because they help our institutional investors and the analyst community analyze our business.

For more information on these Non-GAAP financial measures, see the following descriptions and the tables below captioned “Supplemental Information Including Reconciliations of Non-GAAP Measures to the Nearest Comparable GAAP Measure.”

Revenue ex-TAC

Revenue ex-TAC is a Non-GAAP financial measure defined by us as revenue less traffic acquisition costs. Traffic acquisition costs consist of purchases of advertising impressions from real-time bidding exchanges. We believe that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal management purposes, indicates the effectiveness of delivering results to advertisers and facilitates a more complete period-to-period understanding of factors and trends affecting our underlying revenue performance. A limitation of Revenue ex-TAC is that it is a measure that other companies, including companies in our industry that have similar business arrangements, either may not use or may calculate differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, we consider, and you should consider, Revenue ex-TAC alongside other GAAP financial measures, such as revenue, gross profit and total operating expenses.

Adjusted EBITDA

To provide investors with additional information regarding our financial results, we provide Adjusted EBITDA, a Non-GAAP financial measure. We define Adjusted EBITDA as net loss before income taxes, interest expense, amortization of debt discount, amortization of deferred financing costs and depreciation and amortization, adjusted to eliminate stock-based compensation expense and change in fair value of common stock warrant liabilities.

We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. In particular, we believe the exclusion of certain items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

• Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

• Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation;

• Adjusted EBITDA does not reflect interest or tax payments that may represent a reduction in cash available to us; and

• Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, we consider, and you should consider, Adjusted EBITDA together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Number of Enterprise Customers

Our number of enterprise customers is a key operating metric. We believe our ability to increase the revenue we generate from existing customers and attract new customers is an important component of our growth strategy. We also believe that those customers from which we have generated more than $10,000 of revenue during any trailing twelve-month period best identifies customers that are actively using our solution and contribute more meaningfully to revenue. We refer to these customers as our enterprise customers. Our ability to generate additional revenue from our enterprise customers is an important indicator of our ability to grow revenue over time.

In those cases where we work with multiple brands or divisions within the same company or where the company runs marketing campaigns in multiple geographies, even though multiple insertion orders may be involved, we count that company as a single customer. When an insertion order is with an advertising agency, we consider the company on behalf of which the marketing campaign is conducted as our enterprise customer. If a company has its marketing spend with us managed by multiple advertising agencies, that company is counted as a single enterprise customer.

While the number of our enterprise customers has increased over time, this number can also fluctuate from quarter to quarter due to the seasonal trends in the advertising spend of our enterprise and other customers, which can impact the timing and amount of revenue we generate from them. Therefore, there is not necessarily a direct correlation between a change in the number of enterprise customers for a particular period and an increase or decrease in our revenue during that period.

Non-GAAP Net Loss

We define Non-GAAP net loss as net loss less non-cash stock-based compensation expense. We believe the exclusion of this non-cash charge can provide a useful measure for period-to-period comparisons of our business. A limitation of Non-GAAP net loss is that it is a measure that other companies, including companies in our industry that have similar business arrangements, either may not use or may calculate differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, we consider, and you should consider, Non-GAAP net loss together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Non-GAAP Net Loss per Basic and Diluted Share

We define Non-GAAP net loss per basic and diluted share as net loss less non-cash stock-based compensation expense per basic and diluted share as adjusted for the conversion of preferred stock in periods presented to assume the conversion of all outstanding shares of convertible preferred stock into common stock, as of the beginning of the period. We consider, and you should consider, Non-GAAP net loss per basic and diluted share together with other GAAP-based financial performance measures, including net loss per basic and diluted share, weighted-average shares used to compute net loss per basic and diluted share, net loss and our other GAAP results.

MaxPoint is not able to provide a reconciliation to GAAP revenue or GAAP net loss for its second quarter and full year 2015 Revenue ex-TAC and Adjusted EBITDA guidance at this time because of the difficulty of estimating certain items that are excluded from Revenue ex-TAC and Adjusted EBITDA guidance, such as traffic acquisition costs and the items excluded from net loss to calculate Adjusted EBITDA, the effect of which may be significant.

About MaxPoint

MaxPoint provides a leading business intelligence and digital marketing solution that enables national brands to drive local, in-store sales. The company’s proprietary Digital Zip® technology and the MaxPoint Intelligence Platform predict the most likely local buyers of a specific product at a particular retail location and then execute cross-channel digital marketing programs to reach these buyers. MaxPoint has worked with each of the top 20 leading national advertisers and each of the top 10 advertising agencies in the United States as ranked by Advertising Age.

For more information, visit www.maxpoint.com, follow MaxPoint on Twitter @maxpoint_int, and subscribe to the OnPoint Blog.

Contacts

Public Relations Contact:

Tod Freeman

tod.freeman@maxpoint.com

(512) 964-6488

Investor Relations Contact:

Michael Purcell

ir@maxpoint.com

(800) 916-9960

MaxPoint Interactive, Inc. and Subsidiary

Consolidated Balance Sheets

As of December 31, 2014 and March 31, 2015

(Unaudited)

(in thousands, except share data)

	As of December 31,	As of March 31,
	2014	2015
Assets
Current assets:
Cash and cash equivalents	$12,949	$65,333
Accounts receivable, net	41,303	31,634
Prepaid expenses and other current assets	879	1,148
Total current assets	55,131	98,115
Property, equipment and software, net	10,653	13,671
Deferred offering costs	2,845	—
Restricted cash	4,900	4,651
Other long-term assets	168	119
Total assets	$73,697	$116,556
Liabilities, Convertible preferred stock and Stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$18,141	$14,293
Accrued expenses and other current liabilities	7,796	11,348
Total current liabilities	25,937	25,641
Long-term debt, net	44,127	28,334
Other long-term liabilities	2,316	620
Total liabilities	72,380	54,595
Commitments and contingencies
Convertible preferred stock:
Convertible Series A preferred stock, $0.00005 par value; 2,486,507 shares authorized, 2,383,745 shares issued and outstanding as of December 31, 2014; no shares authorized, issued and outstanding as of March 31, 2015; liquidation preference of $1,387 as of December 31, 2014	1,387	—
Convertible Series B preferred stock, $0.00005 par value; 3,649,368 shares authorized, 3,649,368 shares issued and outstanding as of December 31, 2014; no shares authorized, issued and outstanding as of March 31, 2015; liquidation preference of $3,089 as of December 31, 2014	3,089	—
Convertible Series C preferred stock, $0.00005 par value; 5,406,501 shares authorized, 5,406,501 shares issued and outstanding as of December 31, 2014; no shares authorized, issued and outstanding as of March 31, 2015; liquidation preference of $8,000 as of December 31, 2014	8,000	—
Convertible Series D preferred stock, $0.00005 par value; 3,409,250 shares authorized, 3,409,210 shares issued and outstanding as of December 31, 2014; no shares authorized, issued and outstanding as of March 31, 2015; liquidation preference of $13,000 as of December 31, 2014	13,000	—
Total convertible preferred stock	25,476	—
Stockholders’ (deficit) equity:
Common stock, $0.00005 par value; 22,000,000 shares authorized, 4,217,419 shares issued and outstanding as of December 31, 2014; 500,000,000 shares authorized, 25,777,966 shares issued and outstanding as of March 31, 2015	—	1
Additional paid-in capital	4,732	98,991
Accumulated other comprehensive loss	(44)	(63)
Accumulated deficit	(28,847)	(36,968)
Total stockholders’ (deficit) equity	(24,159)	61,961
Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$73,697	$116,556

MaxPoint Interactive, Inc. and Subsidiary

Consolidated Statements of Operations

Three months ended March 31, 2014 and 2015

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2014	2015
Revenue, net	$15,353	$28,716
Traffic acquisition costs	6,532	11,929
Other cost of revenue	1,259	2,951
Gross profit	7,562	13,836
Operating expenses:
Sales and marketing	6,947	12,803
Research and development	3,002	4,642
General and administrative	1,677	3,379
Total operating expenses	11,626	20,824
Loss from operations	(4,064)	(6,988)
Other expense (income):
Interest expense	145	694
Amortization of debt discount	—	792
Amortization of deferred financing costs	—	129
Derivative fair value adjustment related to common stock warrants	—	(482)
Total other expense	145	1,133
Loss before income taxes	(4,209)	(8,121)
Provision for income taxes	—	—
Net loss	$(4,209)	$(8,121)

Net loss per basic and diluted share of common stock	$(1.11)	$(0.90)

Weighted-average shares used to compute net loss per basic and diluted share of common stock	3,795,086	9,043,421

MaxPoint Interactive, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Three months ended March 31, 2014 and 2015

(Unaudited)

(in thousands)

	Three Months
	Ended March 31,
	2014	2015
Cash flows from operating activities:
Net loss	$(4,209)	$(8,121)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	728	1,206
Stock-based compensation expense	240	572
Change in fair value of warrants	—	(482)
Amortization of debt discount	—	792
Amortization of deferred financing costs	—	129
Changes in operating assets and liabilities:
Accounts receivable	3,897	9,655
Prepaid expenses and other current assets	(917)	(289)
Security deposits	11	(8)
Accounts payable	(1,280)	(4,955)
Accrued expenses and other current liabilities	(592)	2,877
Other long-term liabilities	—	380
Net cash (used in) provided by operating activities	(2,122)	1,756
Cash flows from investing activities:
Purchases of property, equipment and software	(405)	(1,561)
Capitalized internal-use software costs	(714)	(1,510)
Changes to restricted cash	—	249
Net cash used in investing activities	(1,119)	(2,822)
Cash flows from financing activities:
Proceeds from the issuance of common stock in initial public offering, net of underwriting discounts and commissions	—	69,518
Payments of costs related to initial public offering	—	(249)
Proceeds from debt	12,816	6,250
Repayment of debt	(12,300)	(22,500)
Proceeds from stock option exercises	98	490
Payments of issuance costs related to debt	—	(57)
Net cash provided by financing activities	614	53,452
Effect of exchange rate changes on cash and cash equivalents	—	(2)
Net (decrease) increase in cash and cash equivalents	(2,627)	52,384
Cash and cash equivalents at beginning of period	8,805	12,949
Cash and cash equivalents at end of period	$6,178	$65,333

Supplemental disclosures of other cash flow information:
Cash paid for interest	$138	$673

MaxPoint Interactive, Inc. and Subsidiary

Supplemental Information Including Reconciliations of Non-GAAP Measures

to the Nearest Comparable GAAP Measure

Unaudited Key Financial and Operating Performance Metrics

(in thousands, except number of enterprise customers)

	Three Months Ended
	March 31,
	2014	2015
Revenue	$15,353	$28,716
Revenue ex-TAC	$8,821	$16,787
Adjusted EBITDA	$(3,096)	$(5,210)
Number of enterprise customers	326	529

Unaudited Reconciliation from GAAP Revenue to Non-GAAP Revenue ex-TAC

(in thousands)

	Three Months Ended
	March 31,
	2014	2015
Revenue	$15,353	$28,716
Less: traffic acquisition costs	(6,532)	(11,929)
Revenue ex-TAC	$8,821	$16,787

Unaudited Reconciliation from GAAP Net Loss to Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2014	2015
Net loss	$(4,209)	$(8,121)
Adjustments:
Interest expense	145	694
Amortization of debt discount	—	792
Amortization of deferred financing costs	—	129
Provision for income taxes	—	—
Depreciation and amortization	728	1,206
Stock-based compensation	240	572
Change in fair value of warrants	—	(482)
Adjusted EBITDA	$(3,096)	$(5,210)

Unaudited Depreciation and Amortization included in GAAP Net Loss

(in thousands)

	Three Months Ended
	March 31,
	2014	2015
Other cost of revenue	$381	$800
Sales and marketing	103	88
Research and development	225	302
General and administrative	19	16
Total depreciation and amortization	$728	$1,206

Unaudited Reconciliation from GAAP Net Loss to Non-GAAP Net Loss

(in thousands)

	Three Months Ended
	March 31,
	2014	2015
Net loss	$(4,209)	$(8,121)
Stock-based compensation	240	572
Non-GAAP net loss	$(3,969)	$(7,549)

Unaudited Stock-Based Compensation included in GAAP Net Loss

(in thousands)

	Three Months Ended
	March 31,
	2014	2015
Other cost of revenue	$2	$13
Sales and marketing	71	150
Research and development	104	175
General and administrative	63	234
Total stock-based compensation	$240	$572

Unaudited Reconciliation from GAAP Net Loss per Basic and Diluted Share to

Non-GAAP Net Loss per Basic and Diluted Share

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2014	2015
Net loss	$(4,209)	$(8,121)
Weighted-average shares used to compute net loss per basic and diluted share	3,795,086	9,043,421
Net loss per basic and diluted share	$(1.11)	$(0.90)

Non-GAAP net loss	$(3,969)	$(7,549)
Weighted-average share impact on actual conversion of convertible preferred stock	—	(3,299,739)
Non-GAAP adjustment for convertible preferred stock	14,848,824	14,848,824
Non-GAAP shares used to compute Non-GAAP net loss per basic and diluted share	18,643,910	20,592,506
Non-GAAP net loss per basic and diluted share	$(0.21)	$(0.37)